Exhibit 5.1

January 21, 2025
Board of Directors
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Smithfield Foods, Inc.
Initial Public Offering of Common Stock
Ladies and Gentlemen:
We have acted as Virginia counsel to Smithfield Foods, Inc., a Virginia corporation (the “Issuer”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-284141) ((the “Registration Statement”), relating to the issuance and sale in an underwritten offering (the “Offering”) by (i) the Issuer of up to 17,400,000 shares (the “Primary Securities”) of the Issuer’s common stock, no par value (the “Common Stock”) and (ii) the selling shareholder (as named in the Registration Statement, the “Selling Shareholder”) of up to 17,400,000 shares (the “Secondary Firm Securities”) of Common Stock; and in the event the Selling Shareholder grants an option to the several underwriters (as named in the Registration Statement, the “Underwriters”) to purchase additional shares, up to an additional 5,220,000 shares of Common Stock (the “Option Securities,” and together with the Secondary Firm Securities, the “Secondary Securities”; the Primary Securities and the Secondary Securities are collectively referred to herein as the “Securities”). The term “Securities” shall include any additional shares of Common Stock registered by the Issuer pursuant to Rule 462(b) under the Securities Act in connection with the Offering. The Securities are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)The Registration Statement;

ATLANTA     AUSTIN     BANGKOK     BEIJING     BOSTON     BRUSSELS     CHARLOTTE     DALLAS     DUBAI     HOUSTON
LONDON     LOS ANGELES     MIAMI     NEW YORK     RICHMOND     SAN FRANCISCO     TOKYO     TYSONS     WASHINGTON, DC
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Smithfield Foods, Inc.
January 21, 2025

(b)the preliminary prospectus dated January 21, 2025, relating to the Securities in the form filed by the Issuer with the SEC as part of Amendment No. 1 to the Registration Statement;

(c)the Amended and Restated Articles of Incorporation of the Issuer, as amended through the date hereof, as certified by the Secretary of the Issuer on the date hereof;

(d)the Amended and Restated Bylaws of the Issuer, as amended through the date hereof, as certified by the Secretary of the Issuer on the date hereof;

(e)resolutions of the Board of Directors of the Issuer adopted by unanimous written consent, effective on January 16, 2025 with respect to, among other things, the issuance, sale and due authorization of the Securities and the formation of a pricing committee of the Board of Directors of the Issuer (the “Pricing Committee”) in connection therewith, as certified by the Secretary of the Issuer as of the date hereof (the “Board Resolutions”);

(f)form of the Underwriting Agreement;

(g)form of amended and restated articles of incorporation of the Issuer, which will be in effect prior to the completion of the Offering;

(h)form of amended and restated bylaws of the Issuer, which will be in effect prior to the completion of the Offering;

(i)an executed copy of the certificate of the Secretary of the Issuer, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(j)a copy of the certificate, issued by the SCC as of January 17, 2025, as to the Issuer’s existence and good standing in the Commonwealth of Virginia (the “Good Standing Certificate”); and

(k)originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Issuer, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Issuer).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Issuer, upon statements made to us in discussions with

Smithfield Foods, Inc.
January 21, 2025

management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. The Issuer is a corporation existing and in good standing under the laws of the Commonwealth of Virginia.

2. The issuance and sale of the Primary Securities has been duly authorized and, when delivered to and paid for by the Underwriters as contemplated in the Registration Statement, the Primary Securities will be validly issued, fully paid and nonassessable.

3. The Secondary Securities are validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion of counsel an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,
/s/ Hunton Andrews Kurth LLP